Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is dated as of the July 31, 2019, by and between Conatus Pharmaceuticals Inc. (the “Company”), and Steven J. Mento, Ph.D. (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement, effective as of December 17, 2008, and Amendment to Employment Agreement, effective as of July 2, 2013 (collectively “Original Agreement”); and

WHEREAS, the Company and Employee desire to amend the Original Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Section 1(e)(iii) of the Original Agreement. Section 1(e)(iii) of the Original Agreement is hereby amended and restated to read as follows:

“(iii) a material change in the geographic location at which Employee must perform his or her duties (and the Company and Employee agree that any requirement that Employee be based at any place outside a 25-mile radius of his or her place of employment as of the Effective Date, except for reasonably required travel on the Company’s or any successor’s or affiliate’s business that is not materially greater than such travel requirements prior to the Effective Date, shall be considered a material change); or”

2. Section 5(a)(ii)-(iii) of the Original Agreement. Section 5(a)(ii)-(iii) of the Original Agreement is hereby amended and restated to read as follows:

“(ii) subject to Sections 5(c), 5(g) and 5(h) and Employee’s continuing compliance with Section 6, Employee shall be entitled to receive Employee’s monthly base salary as in effect immediately prior to the date of termination for the eighteen (18) month period following the date of termination, payable in a lump sum no later than sixty (60) days following the date of Employee’s termination of employment; and

(iii) subject to Sections 5(c), 5(g) and 5(h) and Employee’s continuing compliance with Section 6, for the period beginning on the date of termination and ending on the date which is eighteen (18) full months following the date of termination (or, if earlier, the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires) (the “COBRA Coverage Period”), the Company shall pay for and provide to Employee and his or her eligible dependents who were covered under the Company’s health insurance plans immediately prior to the date of termination with healthcare insurance benefits substantially similar to those provided to Employee and his or her eligible dependents immediately prior to the date of termination. If any of the Company’s health benefits are self-funded as of the date of termination, or if the Company cannot provide the foregoing benefits in a manner that is exempt from or otherwise compliant with applicable law (including, without limitation, Section 409A of the Code and Section 2716 of the Public Health Service Act), instead of providing continued health insurance benefits as set forth above, the Company shall instead pay to Employee an amount equal to the monthly plan premium payment for Employee and his or her eligible dependents who were covered under the Company’s health plans as of the date of termination (calculated by reference to Employee’s premiums as of the date of termination) as currently taxable compensation in substantially equal monthly installments over the COBRA Coverage Period (or the remaining portion thereof).”

2. Miscellaneous. This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement. All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. This Amendment may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date(s) set forth below.

CONATUS PHARMACEUTICALS INC.

Dated: July 31, 2019	By:	/s/ David F. Hale
Name: David F. Hale
Title: Chairman

EMPLOYEE

Dated: July 31, 2019	/s/ Steven J. Mento, Ph.D.
Steven J. Mento, Ph.D.